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                                                                    EXHIBIT 23.2

[RP FINANCIAL, LC. LETTERHEAD]



                                             July 10, 2000



Board of Directors
American Physicians Capital, Inc.
MICOA Group, Inc.
1301 North Hagadorn Road
East Lansing, Michigan  48823

Members of the Board:

         We hereby consent to the use of our firm's name in the Application for Conversion of the Mutual Insurance Corporation of America, East Lansing, Michigan, and any amendments thereto, and in the Form S-1 Registration Statement, and any amendments thereto, for American Physicians Capital, Inc. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our letter concerning subscription rights in such filings including the Prospectus of American Physicians Capital, Inc.


                                             Sincerely,

                                             RP FINANCIAL, LC.


                                             /S/ RP FINANCIAL, LC.